                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                   The Hartford Financial Services Group, Inc.

             (Exact name of registrant as specified in its charter)

                                    Delaware

             (State of incorporation or organization of registrant)

                                   13-3317783

                      (I.R.S. Employer Identification No.)

                               c/o Brian S. Becker
                  Senior Vice President & Corporate Secretary
                  The Hartford Financial Services Group, Inc.
                                 Hartford Plaza
                              Hartford, Connecticut
                                 (860) 547-5000

             (Address of principal executive offices of registrant)

                                      06115

                                   (Zip Code)

     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class to be registered       Name of each exchange on which
                                                each class is to be registered

Normal Units ("Normal Units"), to be issued         New York Stock Exchange
by The Hartford Financial Services Group, Inc.

              If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

              If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d)(2), check the following box. [ ]

         Securities Act registration statement file numbers to which this form relates: 333-103915 and 533-105392

         Securities to be registered pursuant to Section 12(g) of the Act:  None



Item 1   Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The class of securities to be registered hereby are the Normal Units ("Normal Units") of The Hartford Financial Services Group, Inc., a Delaware corporation (the "Company").

         For a description of the Normal Units, reference is made to the description of stock purchase units under the caption "Description of Stock Purchase Contracts and Stock Purchase Units" in the Company's Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-103915) (the "Registration Statement"), filed with the Securities and Exchange Commission on April 10, 2003 which description is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement or any amendment to the Registration Statement that includes such description and that is subsequently filed by the Company is hereby incorporated by reference herein.

Item 2   Exhibits.
         --------

         1.1 Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-103915) filed with the Securities and Exchange Commission on April 10, 2003 by the Company, is incorporated herein by reference.

         4.1 Amended and Restated Certificate of Incorporation of the Company, amended effective May 1, 2002 (incorporated herein by reference to Exhibit 3.01 to the Company's Form 10-Q for the three month period ended March 31, 2002).

          4.2 Amended and Restated By-Laws of the Company, amended effective April 17, 2003 (incorporated herein by reference to Exhibit 3.01 to the Company's Form 10-Q for the three month period ended March 31, 2003).

          4.3 Senior Indenture, dated as of October 20, 1995, between ITT Hartford Group, Inc. ("ITT Hartford") and The Chase Manhattan Bank (National Association) as Trustee (incorporated herein by reference to Exhibit 4.03 to Registration Statement on Form S-3 (Registration No. 333-103915) filed with the Securities and Exchange Commission on March 19, 2003 by the Company).

          4.4 Supplemental Indenture No.1, dated as of December 27, 2000, to the Senior Indenture filed as Exhibit 4.3 hereto, between the Company and The Chase Manhattan Bank, as Trustee (incorporated herein by reference to Exhibit 4.30 to the Registration Statement on Form S-3 (Registration No. 333-49666) of the Company, Hartford Capital III, Hartford Capital IV and Hartford Capital V).

          4.5      Form of Supplemental Indenture No. 3.

          4.6 Form of Global Note (included in the Form of Supplemental Indenture No.3 filed as Exhibit 4.5 hereto).

          4.7      Form of Purchase Contract Agreement.

          4.8      Form of Pledge Agreement.

          4.9      Form of Remarketing Agreement.

          4.10 Form of Normal Unit Certificate (included in the Form of Purchase Contract Agreement filed as Exhibit 4.7 hereto).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.


                                   By:
                                      ----------------------------------------
                                       Name:  Brian S. Becker
                                       Title: Senior Vice President &
                                              Corporate Secretary

Dated:  May    , 2003